UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Cowen Inc.

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The following is an FAQ Cowen Inc. sent to employees on August 2, 2022 in connection with the proposed business combination between Cowen Inc. and The Toronto-Dominion Bank.

Cowen Employee Q&A

1.	What did Cowen Inc. (“Cowen”) and The Toronto-Dominion Bank (“TD”) announce today?

This morning we announced an agreement to combine our firm with TD Securities, the investment bank of TD, in an all-cash deal at $39.00 per share or an equity value of US$1.3 billion and an enterprise value of $1.9 billion.

$39.00 represents a premium of 62.2% to the closing price of Cowen shares on July 1, 2022, when Bloomberg first reported speculation about a potential transaction.

2.	Who is TD and how did this happen?

TD Securities is the investment bank of TD, the Canadian headquartered bank that is 14th largest globally by market cap at $116 billion with a balance sheet of $1.4 trillion.

When TD approached us with this idea, it was not something we were actively pursuing.  However, it was clear, even in our first conversations, that TD had carefully considered a combination. They had done their work and understood what makes Cowen such a special place.

Through extensive discussions with the TD team, we have found a partner that shares our commitment to clients, collaboration and teamwork and TD recognizes the value of continuity.  As you will hear (have heard) from Riaz, a condition of them moving forward with this deal was to have senior management commit to a lengthy period of continued employment and leadership.

Cowen and TD are highly complementary. Together, our plan is to grow our businesses in ways that would be very challenging as separate organizations.

This transaction is not built on any cost synergies. The business logic is all about leveraging the capabilities and best practices of both organizations to expand the services we can deliver to our future collective clients – both in terms of products and geographic reach.

3.	What are some of the most important aspects of the deal that I should know about?

Cowen is highly complementary and additive to TD Securities’ existing businesses.

Cowen adds new capabilities in U.S. equities, including our strong sales and trading and equity execution platform, global research platform with almost 1,000 companies under coverage (US and increasing in Europe) and our WRG policy team. This capability expands TD’s offering to existing U.S. clients but is also extremely important to its Canadian clients.

In addition, Cowen adds scale and expertise in corporate and sponsors advisory, and public and private capital markets in the US and Europe, areas that TD Securities is actively seeking to grow.

Cowen will also broaden TD Securities’ expertise in key growth sectors such as life sciences, TMT, Tech Enabled Services, Industrial Tech, Consumer and ESG.

TD Securities has a leading position in the Canadian market and has been building a successful franchise in the US. Combining with Cowen is a game-changer for both of us.  With approximately 5,000 employees, the majority of whom are based in Canada, TD Securities displays many of the nimble and entrepreneurial traits that define Cowen. Combined we will be an investment bank with over 6,500 people. Large enough to compete aggressively and take meaningful market share yet agile enough to respond quickly to opportunities and challenges alike.

We see a lot of opportunity to leverage TD’s existing FICC business, equity derivatives platform, leveraged lending capability, North American corporate lending and Canadian investment banking franchise on behalf of our clients and they see ways to leverage our capabilities on behalf of their clients. Together, we will add more resources to these shared strengths in order to continue our collective growth.

Once integrated with TD we have the benefit of the stability that comes from operating on a world class base, AA- rating, $1.7 trillion balance sheet – combining our growth capacity with the safety and security of TD.

4.	What is the premium to the current share price?

The transaction is for $39.00 per share of Cowen common stock.  Given the market speculation of a deal after market close on July 1 and the run up of the stock, the unaffected premium using the closing price of $24.04 that day is 62%.

5.	Who are TD and TD Securities?

The Toronto-Dominion Bank and its subsidiaries, also known as TD Bank Group (TSX:TD, NYSE:TD), represent the fifth largest bank in North America by assets and serve more than 26 million customers in three key businesses operating in a number of locations in financial centers around the globe: Canadian Retail; U.S. Retail; and Wholesale Banking, which includes TD Securities.

Over its 30-plus year history, TD Securities has grown both organically and through strategic acquisitions into a leader in capital markets and banking, offering a range of capital markets products and services to corporate, government and institutional clients.

6.	Why did Cowen choose to sell to TD?

Cowen’s brand, franchise and platform has never been stronger. Thanks to our exceptional people, we continue to perform remarkably well across our businesses with great long-term opportunity.

TD recognized the sustainability of our business and the fact that our strengths are in business lines and regions where TD Securities has historically been under-indexed and are targeting for future growth. The cultural fit and business logic for Cowen and TD Securities combining is fantastic with great revenue upside and virtually no employee overlap.

But to be clear, we were not for sale. TD approached us because of our brand, our culture and our capabilities and the industrial logic of building a new market leader together.

Our Board, as is their duty, guided the engagement and negotiations – which resulted in the transaction announced today.

ORGANIZATION

7.	Who will lead the combined company?

Jeff Solomon will join the TD Securities leadership team as President, TD Cowen and Vice Chair, TD Securities, reporting to Riaz Ahmed, President & CEO, TD Securities.  Riaz will oversee the integration of Cowen and Jeff will continue running TD Cowen after the closing. In addition, both Larry and Dan will also be joining Riaz’s senior leadership team.

Larry, Dan, Robert, Elizabeth, John, Steve, Owen, Kelly and Jenny will continue to lead their respective areas and with multi-year commitments in place, further responsibilities will be worked out as part of the integration process.

8.	What is TD Cowen and will it be an independent division within TD?

TD recognizes the value of the Cowen brand in the US market, after the closing, we will be branded TD Cowen.

9.	Which members of Cowen’s MCOM (management committee) will have roles in the company after the closing?

All of MCOM will continue with TD Cowen after the closing, with roles and further responsibilities defined as part of the integration process.

10.	A candidate has accepted an offer to join Cowen and will be onboarding in a few weeks, what should I tell the candidate?

Please reach out to your HR contact to coordinate messaging.

11.	If it is business as usual, can I still fill the open roles on my teams? Or is there a hiring freeze?

We can continue to make hiring decisions that support our businesses including hiring replacements for people who have left as we work to close the transaction.  Please speak to your Division Head and HR contact if you have more specific questions.

ROLES AND BENEFITS

12.	Will there be job losses as a result of this deal?

Cowen values its employees, and TD is eager to benefit from Cowen’s talent. TD has said that cost synergies are not in the model for the transaction.

13.	Will there be any impact on Cowen team members?

This is a very exciting opportunity for both organizations. The premise of this acquisition is the opportunity to scale Cowen’s platform in combination with TD Securities.

Given the minimal operational overlap, this acquisition has the potential to open up meaningful opportunities for Cowen and TD’s colleagues alike, as we look to extend our client base and reach to financial centers across the globe.

Once integrated with TD we have the benefit of the stability that comes from operating on a world class base, AA- rating, $1.7 trillion balance sheet - combining our growth capacity with the safety and security of TD.

Right now, it’s business as usual.  As we work towards closing and beyond, we will provide significant details related to the opportunity set resulting from the combination.

14.	How will this impact compensation? Will Cowen’s current compensation structure and philosophy continue or be replaced with TD’s?

TD understands the nature of the US banking market and competitive compensation practices.  We intend to maintain that competitiveness.

Jeff and Cowen leadership will manage the year-end process for TD Cowen and that will ensure we can maintain the practices our team expects.

15.	Will my role and responsibilities change?

Today’s announcement will have no impact on your current day-to-day responsibilities. If any changes are to be made after the closing, you will be notified as part of the integration process.

We recognize that change can be stressful.  So we are encouraging you to reach out to your leadership team with questions or concerns.  Like we always do, we will be transparent and candid where we have answers.  Remember that we are many months away from closing, and that it is business as usual for now.

We need to demonstrate to our clients that we are as focused on their needs and that we believe the combination will prove to be an opportunity which allows us to serve them better.

16.	Will our benefit plans change?

Until legal closing, no changes will occur to your benefits. Human Resources will hold meetings with employees in the coming months to discuss specific details about TD’s robust benefits programs including health, retirement, and time off.

17.	Will I report to the same manager or department?

Today’s announcement will have no impact on your current reporting structure. Until the transaction closes, Cowen and TD will continue to operate as separate, independent companies.

18.	What are the plans to integrate the two companies?

Both TD Securities and Cowen will continue to operate business as usual until expected deal close in early 2023 subject to all necessary approvals. We will setup an integration office to ensure that we can successfully manage this change across all of our priorities.

In the coming months we will spend time planning and working across our two organizations to ensure a smooth and comfortable experience for our colleagues as well as our new colleagues and clients.

19.	What are TD’s policies on remote or hybrid work?

Today’s announcement will have no impact on our current policies and we will work to ensure that the integration process reflects the policies that best suit our employees.

20.	What happens to my guarantee and / or unvested shares?

As a part of the transaction, Cowen will honor its contractual commitments.  We will provide more details on the equity plans and deferred compensation in the coming weeks.

21.	Can I trade my Cowen stock?

No.  Not currently, as the trading window is closed.

BRAND & CULTURE

22.	Will Cowen be rebranded?

TD and Cowen have complementary businesses and share a culture of best-in-class service and a commitment to the communities in which we live and work. We intend to introduce a new brand, TD Cowen, for our businesses in the U.S. More details will be shared as we approach the closing of this transaction.

23.	How do the cultures of the two companies compare?

Cowen and TD are a strong fit, both in terms of entrepreneurial culture, values, and our commitment to our clients. Cultural alignment was a critical element of the due diligence process and strategic rationale for this transaction.

24.	How will Cowen preserve its unique entrepreneurial culture as part of a “big” bank?

What we found through our discussions is that TD aligns with many of our values and our nimble approach.  Our ability to operate within a larger organization and succeed as we have is anchored in how we are maintaining our leadership team and creating a platform that will allow Cowen people to have additional tools and resources to deliver for clients.  We will have balance sheet, resources and ability to strategically scale.  The integration process will help with the finer details, which will be made clear. But the ability to do what we do best each day will not change.

CLIENT & CUSTOMER QUESTIONS

25.	If clients ask me a question about the transaction, how should I respond?

Our business and the current business at TD have very little overlap.  What we do is additive to what they do.

When interacting with clients, express that this opportunity is all about leveraging our capabilities and best practices, to expand our clients’ access to capital and advisory expertise, and to broaden our reach to financial centers around the globe.

Feel free to direct clients to the press release at [Link to Press Release dated August 2, 2022, previously filed here] and other information that we have posted on the Cowen website. In addition, we will be providing further information to our clients in the weeks to come. Please be mindful that we are not permitted to share client information between Cowen and TD Securities until the integration is complete.

FUTURE STATE

26.	When can I meet my TD colleagues?

John Holmes is co-heading integration and will be focusing on ensuring that teams meet each other as soon as feasible.  Some will be meeting sooner than later as part of integration process.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Cowen Inc. (the “Company”) and The Toronto-Dominion Bank (“TD”).  In connection with the proposed transaction, the Company intends to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”) in preliminary and definitive form, and the Company will mail the definitive Proxy Statement to its stockholders and file other documents regarding the proposed transaction with the SEC.  HOLDERS OF COMMON STOCK OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The Proxy Statement and other relevant materials (when they become available) and any other documents filed or furnished by the Company with the SEC may be obtained free of charge at the SEC’s web site (http://www.sec.gov), through the Company’s Investor Relations page (http://www.cowen.com/investor-relations), or by writing to Cowen Inc., Attn: Owen Littman, at 599 Lexington Avenue, New York, NY, 10022 or at Owen.Littman@cowen.com.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of shares of the Company common stock in respect of the proposed transaction. Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2022 Annual Meeting of Stockholders, which was filed with the SEC on May 27, 2022. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2022 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC.

Additional information concerning the interests of the Company’s participants in the solicitation will be set forth in the Proxy Statement (when available). Investors may obtain additional information regarding the interests of such participants by reading the Proxy Statement. You may obtain free copies of these documents using the sources indicated above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify these statements by forward-looking terms such as “may,” “might,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “possible,” “potential,” “intend,” “seek” or “continue,” the negative of these terms and other comparable terminology or similar expressions.

These forward-looking statements represent only the Company’s beliefs regarding future events (many of which, by their nature, are inherently uncertain and beyond the Company’s control) and are predictions only, based on the Company’s current expectations and projections about future events.  There are important factors that could cause the Company’s actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements, including, among others:

●	the parties’ ability to consummate the proposed transaction in within the expected time-frame or at all;

●
the satisfaction or waiver of the conditions to the completion of the proposed transaction, including the receipt of the required approval of the Company’s stockholders with respect to the proposed transaction and the receipt of regulatory clearances required to consummate the proposed transaction, in each case, on the terms expected or on the anticipated schedule;

●	the risk that the parties may be unable to achieve the anticipated benefits of the proposed transaction within the expected time-frames or at all;

●	the possibility that competing offers or acquisition proposals for the Company will be made;

●	the occurrence of any event that could give rise to the termination of the proposed transaction, including in circumstances which would require the Company to pay a termination fee;

●
the effect of the announcement or pendency of the proposed transaction on the Company’s ability to retain and hire key personnel and its ability to maintain relationships with its customers, clients, vendors and others with whom it does business;

●	risks related to diverting management’s attention from the Company’s ongoing business operations; and

●	the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability and may delay the proposed transaction.

In particular, you should consider the risks outlined under Item 1A - ”Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and subsequent reports the Company has filed with the SEC.  Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, level of activity, performance or achievements.  Moreover, none of the Company or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements.  You should not rely upon forward-looking statements as predictions of future events.  These forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any of these forward-looking statements after the date they are made except to the extent required by applicable law.  Further disclosures that the Company makes on related subjects in additional filings with the SEC should be consulted.